Exhibit 99.1

ICON Income Fund Ten Liquidating Trust

Annual Portfolio Overview

2013

Table of Contents

Introduction to Annual Portfolio Overview	1

Disposition During the Quarter	1

Portfolio Overview	1

Anticipated Future Proceeds	2

10% Status Report	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Income Fund Ten Liquidating Trust

As of June 5, 2014

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten Liquidating Trust’s (the “Fund”) Annual Portfolio Overview for the year ended December 31, 2013. References to “we,” “us,” and “our” are references to the Fund, and references to the “Managing Trustee” and the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

As of December 31, 2013, all assets and liabilities from ICON Income Fund Ten, LLC were transferred to the Fund.

The Fund raised approximately $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years. During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions. Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Disposition During the Quarter

The Fund made the following disposition during the quarter ended December 31, 2013:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax tankers.
Disposition Date:	11/7/2013
The Fund's Investment:	$9,320,000
Total Proceeds Received:	$4,453,000

Portfolio Overview

As of December 31, 2013, our portfolio consisted of the following investment:

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Dates:	3/31/2016
	3/31/2017
Anticipated Future Proceeds:	$36,388,000

ICON Income Fund Ten Liquidating Trust

Anticipated Future Proceeds

As of December 31, 2013, the Fund anticipates future proceeds of up to $43,355,000 from its investments. The total anticipated proceeds including cash represent a value of up to $292.52 per share.

10% Status Report

As of December 31, 2013, the two container vessels bareboat chartered to ZIM Israel Navigation Co. Ltd. (“ZIM”) each individually constituted at least 10% of the aggregate purchase price of our investment portfolio. The ZIM vessels are scheduled to remain on bareboat charter during the 2014 calendar year.

As of December 31, 2013, the bareboat charters for the ZIM vessels had thirty-nine and twenty-seven monthly payments remaining. To the best of our Managing Trustee’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Transactions with Related Parties

Our Managing Trustee performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Managing Trustee or its affiliates that are necessary to our operations.

During the year ended December 31, 2013, our Manager waived management fees and administrative expense reimbursements of approximately $969,500 and $294,500, respectively. During the year ended December 31, 2012, our Manager waived management fees and administrative expense reimbursements of approximately $338,000 and $183,000, respectively.

Our Managing Trustee also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $141,666 and $98,486 for the years ended December 31, 2013 and 2012, respectively. Additionally, our Manager’s interest in the net income (loss) attributable to the Fund was $80,281 and ($24,139) for the years ended December 31, 2013 and 2012, respectively.

ICON Income Fund Ten Liquidating Trust

Transactions with Related Parties (continued)

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Entity	Capacity	Description		2013	2012
ICON Capital, LLC	Manager	Management fees	(1)	$-	$224,216
ICON Capital, LLC	Manager	Administrative expense reimbursements	(1)	-	273,489
				$-	$497,705

(1) Amount charged directly to operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Balance Sheets

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$6,966,884	$1,805,049
Current portion of net investment in finance leases	15,180,015	10,304,383
Other current assets	-	92,754
Total current assets	22,146,899	12,202,186
Non-current assets:
Net investment in finance leases, less current portion	14,546,800	29,726,814
Investment in joint ventures	-	710,564
Other non-current assets	2,136	24,800
Total non-current assets	14,548,936	30,462,178
Total assets	$36,695,835	$42,664,364

Liabilities and Equity
Current liabilities:
Accrued expenses	$211,145	$45,885
Indemnification liability	379,806	372,143
Other current liabilities	-	13,481
Total liabilities	590,951	431,509

Commitments and contingencies

Equity:
Beneficial owners' equity:
Additional beneficial owners	37,061,583	43,138,938
Managing Trustee	(938,070)	(876,685)
Accumulated other comprehensive loss	-	(57,405)
Total beneficial owners' equity	36,123,513	42,204,848
Noncontrolling interests	(18,629)	28,007
Total equity	36,104,884	42,232,855
Total liabilities and equity	$36,695,835	$42,664,364

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Comprehensive Income (Loss)

	Years Ended December 31,
	2013	2012
Revenue and other income:
Rental income	$-	$4,944
Finance income	5,880,232	6,786,973
Income (loss) from investment in joint ventures	2,976,084	(7,815,624)
Interest and other (loss) income	(7,084)	10,429
Total revenue and other income (loss)	8,849,232	(1,013,278)
Expenses:
Management fees	-	224,216
Administrative expense reimbursements	-	273,489
General and administrative	858,943	894,412
Depreciation and amortization	-	590
Total expenses	858,943	1,392,707
Net income (loss)	7,990,289	(2,405,985)
Less: net (loss) income attributable to noncontrolling interests	(37,820)	7,873
Net income (loss) attributable to Fund Ten Liquidating Trust	8,028,109	(2,413,858)

Other comprehensive income:
Change in fair value of derivative financial instruments	57,405	92,471
Currency translation adjustments	-	(1,151)
Total other comprehensive income	57,405	91,320
Comprehensive income (loss)	8,047,694	(2,314,665)
Less: comprehensive (loss) income attributable to noncontrolling interests	(37,820)	7,873
Comprehensive income (loss) attributable to Fund Ten Liquidating Trust	$8,085,514	$(2,322,538)

Net income (loss) attributable to Fund Ten Liquidating Trust allocable to:
Additional beneficial owners	$7,947,828	$(2,389,719)
Managing Trustee	80,281	(24,139)
	$8,028,109	$(2,413,858)

Weighted average number of additional beneficial owners' Interests outstanding	148,211	148,211
Net income (loss) attributable to Fund Ten Liquidating Trust per weighted average
additional beneficial owners' Interest outstanding	$53.63	$(16.12)

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Changes in Equity

	Beneficial Owners' Equity
	Additional Beneficial Owners' Interests	Additional Beneficial Owners	Managing Trustee	Accumulated Other Comprehensive Loss	Total Beneficial Owners' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	148,211	$55,278,766	$(754,060)	$(148,725)	$54,375,981	$20,134	$54,396,115
Net (loss) income	-	(2,389,719)	(24,139)	-	(2,413,858)	7,873	(2,405,985)
Change in fair value of
derivative financial instruments	-	-	-	92,471	92,471	-	92,471
Currency translation adjustments	-	-	-	(1,151)	(1,151)	-	(1,151)
Distributions	-	(9,750,109)	(98,486)	-	(9,848,595)	-	(9,848,595)
Balance, December 31, 2012	148,211	43,138,938	(876,685)	(57,405)	42,204,848	28,007	42,232,855
Net income (loss)	-	7,947,828	80,281	-	8,028,109	(37,820)	7,990,289
Change in fair value of
derivative financial instruments	-	-	-	57,405	57,405	-	57,405
Distributions	-	(14,025,183)	(141,666)	-	(14,166,849)	(8,816)	(14,175,665)
Balance, December 31, 2013	148,211	$37,061,583	$(938,070)	$-	$36,123,513	$(18,629)	$36,104,884

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2013	2012

Cash flows from operating activities:
Net income (loss)	$7,990,289	$(2,405,985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(5,880,232)	(6,786,973)
(Income) loss from investment in joint ventures	(2,976,084)	7,815,624
Depreciation and amortization	-	590
Interest and other income	7,663	9,947
Changes in operating assets and liabilities:
Collection of finance leases	16,184,614	6,771,948
Other assets, net	115,418	(54,086)
Due to Managing Trustee and affiliates, net	-	(111,615)
Accrued expenses	151,779	(116,645)
Other current liabilities	-	(31,724)
Net cash provided by operating activities	15,593,447	5,091,081
Cash flows from investing activities:
Investment in joint ventures	-	(55,532)
Distributions received from joint ventures in excess of profits	3,744,053	-
Principal received on notes receivable	-	446,499
Net cash provided by investing activities	3,744,053	390,967
Cash flows from financing activities:
Distributions to noncontrolling interests	(8,816)	-
Distributions to beneficial owners	(14,166,849)	(9,848,595)
Net cash used in financing activities	(14,175,665)	(9,848,595)
Net increase (decrease) in cash and cash equivalents	5,161,835	(4,366,547)
Cash and cash equivalents, beginning of year	1,805,049	6,171,596
Cash and cash equivalents, end of year	$6,966,884	$1,805,049

ICON Income Fund Ten Liquidating Trust
Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Dispositions During the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

“Anticipated Future Proceeds” as referenced in the section entitled Portfolio Overview, represents the aggregate future proceeds including, but not limited to, anticipated residual proceeds, that we expect to receive in connection with the investment, less amounts used to satisfy indebtedness incurred in connection with such investment, if any. Such amount (i) does not include any fees or expenses that we may incur in connection with the investment; and (ii) assumes full compliance with the existing terms of the transaction by the relevant borrower or lessee.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.